UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 21, 2018

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)

(513) 397-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

ITEM 1.01– ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 21, 2018 (the “Closing Date”), Cincinnati Bell Inc. (the “Company”), together with certain of its U.S. and Canadian subsidiaries, made amendments to the Company’s accounts receivables securitization program (the “Accounts Receivables Securitization Program”).  In connection therewith, the Company entered into (i) the First Amendment to the Second Amended and Restated Purchase and Sale Agreement, dated as of the Closing Date (the “First PSA Amendment”), by and among the Continuing Originators identified therein, each of which is a direct or indirect wholly owned subsidiary of the Company (the “Continuing Originators”), Cincinnati Bell Funding LLC, a Delaware limited liability company and a wholly owned special purpose subsidiary of the Company (“CB Funding”), the Company, as Servicer, and Hawaiian Telcom Communications, Inc. a Delaware corporation,  Hawaiian Telcom, Inc., a Hawaii corporation, Hawaiian Telcom Services Company, Inc., a Delaware corporation, Wavecom Solutions Corporation, a Hawaii corporation, and SystemMetrics Corporation, a Hawaii corporation (each an “Additional Originator” (each Additional Originator is an indirect wholly owned subsidiary of the Company)) and (ii) the First Amendment to the Receivables Financing Agreement, dated as of the Closing Date (the “First RFA Amendment” and, together with the First PSA Amendment, the “Amendments”), by and among CB Funding and Cincinnati Bell Funding Canada Ltd., an Ontario corporation, as Borrowers, the Company and OnX Enterprise Solutions Ltd., an Ontario corporation, as Servicers, the various Lenders, Letter of Credit Participants and Group Agents from time to time party thereto, PNC Bank, National Association, as Administrator and Letter of Credit Bank, and PNC Capital Markets, as Structuring Agent.  The Amendments amend the Accounts Receivables Securitization Program to, among other things, (i) add the Additional Originators as Originators thereunder, pursuant to which such Additional Originators will, together with the Continuing Originators, sell, convey, transfer and assign certain accounts receivables and related rights to CB Funding, and (ii) reduce the borrowing availability for loans and letters of credit from $250,000,000 in the aggregate to $225,000,000 in the aggregate.  The performance of each of the Additional Originators is guaranteed by the Company.

The foregoing descriptions of each of the First PSA Amendment and the First RFA Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of each, copies of which are filed as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

ITEM 2.03– CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

ITEM 9.01– FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit No.	Description

99.1
First Amendment to the Second Amended and Restated Purchase and Sale Agreement, dated as of November 21, 2018, by and among the Continuing Originators identified therein, Cincinnati Bell Funding LLC, Cincinnati Bell Inc., as Servicer, and Hawaiian Telcom Communications, Inc.,  Hawaiian Telcom, Inc., Hawaiian Telcom Services Company, Inc., Wavecom Solutions Corporation and SystemMetrics Corporation, as Additional Originators.

99.2
First Amendment to the Receivables Financing Agreement, dated as of November 21, 2018, by and among Cincinnati Bell Funding LLC and Cincinnati Bell Funding Canada Ltd., as Borrowers, Cincinnati Bell Inc. and OnX Enterprise Solutions Ltd., as Servicers, the Lenders, Letter of Credit Participants and Group Agents from time to time party thereto, PNC Bank, National Association, as Administrator and Letter of Credit Bank, and PNC Capital Markets, as Structuring Agent.

EXHIBIT INDEX

Exhibit No.	Description

99.1
First Amendment to the Second Amended and Restated Purchase and Sale Agreement, dated as of November 21, 2018, by and among the Continuing Originators identified therein, Cincinnati Bell Funding LLC, Cincinnati Bell Inc., as Servicer, and Hawaiian Telcom Communications, Inc.,  Hawaiian Telcom, Inc., Hawaiian Telcom Services Company, Inc., Wavecom Solutions Corporation and SystemMetrics Corporation, as Additional Originators.

99.2
First Amendment to the Receivables Financing Agreement, dated as of November 21, 2018, by and among Cincinnati Bell Funding LLC and Cincinnati Bell Funding Canada Ltd., as Borrowers, Cincinnati Bell Inc. and OnX Enterprise Solutions Ltd., as Servicers, the Lenders, Letter of Credit Participants and Group Agents from time to time party thereto, PNC Bank, National Association, as Administrator and Letter of Credit Bank, and PNC Capital Markets, as Structuring Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: November 21, 2018	By:	/s/ Christopher J. Wilson
Name: Christopher J. Wilson
Title: Vice President and General Counsel